Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

SUCHNESS TECH LIMITED

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, $0.0001 par value per share	(1)	Other		$	$17,250,000.00	0.0001381	$2,382.23
Fees Previously Paid	Equity	Class A Ordinary Shares, $0.0001 par value per share	(2)	Other		$	$23,000,000.00		$3,176.30

Total Offering Amounts:							$40,250,000.00		5,558.53
Total Fees Previously Paid:									3,176.30
Total Fee Offsets:									0.00
Net Fee Due:									$2,382.23

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Offering Note(s)

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, (the “Securities Act”), we are also registering an indeterminate number of Class A Ordinary Shares as may from time to time become issuable by reason of stock splits, stock dividends, or similar transactions. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the underwriter's option to purchase an additional 15% of the securities offered to cover over-allotments, if any. The proposed maximum aggregate offering price was estimated based on an assumed initial public offering price of $7.00 per share, the maximum estimated price range set forth on the cover page of the registration statement.
(2)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, (the “Securities Act”), we are also registering an indeterminate number of Class A Ordinary Shares as may from time to time become issuable by reason of stock splits, stock dividends, or similar transactions. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(o) under the Securities Act. The proposed maximum offering price per share is $ . Includes the underwriter's option to purchase an additional 15% of the securities offered to cover over-allotments, if any.